Nanophase Technologies Corporation S-1/A

Exhibit 8.1

Taft Stettinius & Hollister LLP 111 East Wacker, Suite 2600 Chicago, Illinois 60601

December 19, 2023

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, Illinois 60466

Re:       Federal Income Tax Considerations

Ladies and Gentlemen:

You have requested our opinion concerning material federal income tax consequences relating to the offering (the “Rights Offering”) of shares of common stock (the “Common Stock”), par value $0.01 per share, of Nanophase Technologies Corporation, a Delaware corporation (the “Company”) in connection with the distribution by the Company to its stockholders of non-transferable subscription rights (the “Rights”) to purchase shares of Common Stock pursuant to a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

We have acted as tax counsel to the Company in connection with the anticipated issuance by the Company of the Rights, and we have assisted in the preparation and filing of the Registration Statement. Our opinion is based on various factual assumptions, including the facts set forth in the Registration Statement concerning the business of the Company and the terms of the Rights Offering. Any variation or difference in the facts from those set forth in the Registration Statement relating to the Rights or the Rights Offering may adversely affect the accuracy of the conclusions stated herein.

In our capacity as tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, instruments and other relevant materials provided by you, as we deemed necessary or appropriate for purposes of our opinion. We have not made an independent investigation or audit of the facts, representations or covenants set forth in the above-referenced documents, and we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of all natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material and relevant to our opinion, we have relied upon certificates, statements, representations or covenants of public officials, of officers and representatives of the Company and of others, without any independent investigation or verification thereof.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder (“Regulations”), administrative rulings and other judicial decisions of the Code and the Regulations by the courts, and administrative interpretations of the Code and the Regulations by the Internal Revenue Service (“IRS”), all as they exist at the date hereof. The Code, Regulations, administrative rulings, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any basis for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to any issue represents counsel’s best judgment as to the outcome on the merits with respect to that issue, but is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to that issue or that a court will not sustain a contrary position if asserted by the IRS.

We are expressing our opinion only with respect to the federal income tax laws of the United States, and we express no opinion with respect to any other federal laws or the laws of any other jurisdiction.

Based on and subject to the foregoing, we are of the opinion that the statements in the Registration Statement set forth under the caption “Material U.S. Federal Income Tax Consequences” are, subject to the limitations set forth therein, a fair and accurate summary of the material U.S. federal income tax consequences relevant to the Rights Offering.

We express no opinion as to any matter other than as expressly stated above.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to Taft Stettinius & Hollister LLP under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit thereby that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP